Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2017

HONOLULU, HAWAII, February 12, 2018 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported a net loss of $1,017,000, $0.12 per share, for the three months ended December 31, 2017, as compared to net earnings of $1,641,000, $0.20 per share, for the three months ended December 31, 2016.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, "The loss for the quarter ended December 31, 2017 as compared to last year's net earnings for the three months ended December 31, 2016 was largely due to a $1,678,000 decrease in land investment profits as there were no lot sales this quarter by the Kukio Resort land development partnerships whereas last year one lot was sold for $20,975,000.  This also resulted in a corresponding decrease in equity in earnings from affiliates, which decreased $2,479,000 to a loss of $153,000.  This was partially offset in the current quarter by a $460,000 income tax benefit due to the enactment of changes to the U.S. federal income tax laws in December 2017 and a decrease in general and administrative expenses of $546,000 due to decreases in professional fees and compensation costs.   Additionally, while oil prices increased 15% to $46.13 per barrel, for the quarter ended December 31, 2017 as compared to the quarter ended December 31, 2016, natural gas prices decreased 46% to $1.25 per one thousand cubic feet, for the quarter ended December 31, 2017 as compared to the quarter ended December 31, 2016.
"Barnwell ended the quarter with $18,590,000 in working capital which includes $12,764,000 in cash and cash equivalents and an additional $5,157,000 in certificates of deposit.  Our second quarter has begun with the successful sale of our Red Earth oil properties, concluded in February 2018, for $1,360,000.  Barnwell will record a gain on this sale in our second quarter ending March 31, 2018."

The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2017	2016

Revenues	$ 1,856,000	$ 4,290,000

Net (loss) earnings attributable to Barnwell Industries, Inc.	$ (1,017,000)	$ 1,641,000

Net (loss) earnings per share – basic and diluted	$ (0.12)	$ 0.20

Weighted-average shares and equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160